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                                                                    EXHIBIT 10.1



CAPITOL CITY ESCROW, INC.
3838 WATT AVENUE, SUITE F-610
SACRAMENTO, CA 95821

ATTN:  DONNA M. GRADY, CSEO/PRESIDENT

                 YOSEMITE MORTGAGE FUND II, LLC-ESCROW AGREEMENT

Dear Ms. Grady:

Introduction

MFP Management LLC, a California limited liability company, is the manager (Manager) of Yosemite Mortgage Fund II, LLC, a California limited liability company (the Company), the issuer and registrant for an offering of units of limited liability company interest of the Company (Units), under a Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on or about August 19, 2002. The Units will be offered and sold by Rice Pontes Capital, Inc. (Selling Agent), a California corporation and member firm of the National Association of Securities Dealers, Inc., and by the Company.

The terms of the offering require that the payments of the purchase price of the first 500,000 Units sold in the offering ($5,000,000) be placed in an escrow account, and this Escrow Agreement (Agreement) sets forth the terms and conditions under which Capitol City Escrow, Inc. (Escrow Agent or you) will hold such funds (the Required Proceeds) as the Escrow Agent hereby appointed by the Company and the Selling Agent for the offering to hold and distribute the Required Proceeds.

TERMS AND CONDITIONS

1. Persons subscribing to purchase the Units will be required by the Subscription Agreement with the Company and will be instructed by the Selling Agent or the Company, as appropriate, to remit the purchase price to Selling Agent for transmission to the Escrow Agent in the form of checks, drafts or money orders (herein called Instruments of Payment), payable to the order of, or funds wired in favor of, Escrow Agent until such time as the 500,000 Units have been sold and the $5,000,000 received. Within one business day after receipt of Instruments of Payment from the offering, the Selling Agent or the Company will send to Escrow Agent: (a) a copy of each subscriber's completed Subscription Agreement, and (b) the Instruments of Payment from such subscribers for deposit into the deposit account entitled "Capitol City Escrow, Inc. as Escrow Agent for Yosemite Mortgage Fund II, LLC", which deposit will occur within one business day after Escrow Agent receives such materials. The credit to the account will be handled according to Escrow Agent's normal deposit procedures and policies.

2. The aforesaid Instruments of Payment are to be promptly processed for collection by Escrow Agent following deposit by the Manager for the Company into the Escrow Account. The proceeds thereof are to be held in the Escrow Account until such funds are either returned to the subscribers in accordance with section 3 hereof or otherwise disbursed in accordance with section 6 hereof. In the event any of the Instruments of Payment are returned to Escrow Agent for non-payment prior to receipt of the Required Proceeds, Escrow Agent shall promptly notify the Manager in writing of such non-payment, and is authorized to debit the Escrow Account in the amount of such return payment.

3. In the event that at the close of Escrow Agent's business on _____________, 2003 (the Expiration Date) Escrow Agent is not in receipt of copies of Subscription Agreements and Instruments of Payment dated not later than that date (or actual wired funds), for the purchase of Units providing for total purchase proceeds that equal or exceed the Required Proceeds (exclusive of any funds received from subscriptions for Units from entities which we have notified Escrow Agent are affiliated with the Company or Manager and their affiliates) or in the event that Instruments of Payment are returned to the Escrow Agent for non-payment and the subtraction, to the account pursuant to section 2 above reduces the amount in the account to less than the Required Proceeds, Escrow Agent shall promptly notify the Manager that such Instruments of Payment have not been received by Escrow Agent.

Promptly following the Expiration Date, and in any event no later than ten business days after the Expiration Date, Escrow Agent shall promptly return by check the funds deposited in the Escrow Account, or shall return the Instruments of Payment delivered to you if such instruments have not been processed for collection prior to such time, directly to each subscriber at the address given by the Company.

                                   Ex. 10.1-1


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Included in the remittance shall be a proportionate share of the income earned in the Escrow Account allocable to each subscriber's investment in accordance with the terms and conditions specified in section 7 hereof. Notwithstanding the foregoing, Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

In the event that the Company rejects any subscription for which Escrow Agent has already collected funds, you will be so informed in writing by the Manager to promptly issue a refund check to the rejected subscriber. If the Manager rejects any subscription for which you have not yet collected funds but have submitted the subscriber's Instrument of Payment for collection, you shall promptly issue a check in the amount of the subscriber's Instrument of Payment to the rejected subscriber after such funds clear. If Escrow Agent has not yet submitted a rejected subscriber's check for collection, Escrow Agent shall promptly remit the subscriber's Instrument of Payment directly to the subscriber.

4. Following receipt by Escrow Agent of cash and Instruments of Payment (or wired funds) of the Required Proceeds prior to the Expiration Date, it shall notify the Company in writing within five business day when such funds have been collected through normal banking channels and deposited in the Escrow Account.

5. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of section 3 or 6 hereof, Escrow Agent shall invest all of the collected funds that have been deposited in the Escrow Account in one money market account. No investments of Instruments of Payment will be made until the funds thereof have been collected by Escrow Agent or unless the Instrument of Payment is wired funds. If an Instrument of Payment is a cashier's check on a major California bank, the investment will be made the business day following receipt by the Escrow Agent of the Instrument of Payment. If the Instrument of Payment is a cashier's check on any other bank, it will be held by the Escrow Agent for five business days following the day of receipt before investment of the funds. If the Instrument of Payment is in the form of funds in an investment account of subscriber, the payment will be held by the Escrow Agent for ten business days following the day of receipt before investment. Escrow Agent will have no liability for any loss of interest or penalties assessed if the money market account is liquidated before maturity.

6. All disbursements from the Escrow Account; including Net Escrow Income, except for disbursements under the provisions of section 3 hereof, shall be made by Escrow Agent only pursuant to the provisions of this section 6. Except for disbursements authorized upon court order, Escrow Agent shall hold all funds in the Escrow Account until (i) the date checks for Required Proceeds have cleared normal banking channels after receipt by Escrow Agent of the Required Proceeds, and (ii) receipt of letter instructions from the Company directing disbursements of such funds to the Company.

In disbursing such funds, Escrow Agent is authorized to rely solely upon such letter instructions which it receives from the Company whether or not such instructions are correct, true or authentic; provided that, if in Escrow Agent's opinion such letter instructions from the Company are unclear, it is authorized to rely upon the legal counsel to the Company in distributing such funds to the effect that distribution of the funds is authorized by the letter instructions of the Company and that distribution of the funds in that manner is authorized by and in compliance with such letter.

However, Escrow Agent shall not be required to disburse any funds attributable to Instruments of Payment which have not been collected by Escrow Agent provided that you shall use your best efforts to promptly collect such funds after receipt of disbursement instructions from the Company in accordance with this section, and shall disburse such funds in compliance with the disbursement instructions from the Company.

7. In the event the offering of Units terminates prior to receipt of the Required Proceeds, income earned on subscription proceeds deposited in the Escrow Account (Gross Escrow Income) shall be remitted to subscribers in compliance with section 3. Each subscriber's pro rata portion of Gross Escrow Income shall be determined as follows: The total amount of Gross Escrow Income shall be multiplied by a fraction, the numerator of which is determined by multiplying the number of Units purchased by said subscriber times the number of days said subscriber's proceeds are invested prior to termination of the offering, and the denominator of which is the total of the numerators for all such subscribers. The Company shall have the responsibility to compute each subscriber's pro rate portion of Gross Escrow Income and to report to the Escrow Agent in writing those amounts. Escrow Agent shall promptly remit all such Gross Escrow Income in accordance with section 3 of this Agreement.

8. As compensation for serving as Escrow Agent hereunder, Escrow Agent shall receive a fee, as set forth on Schedule A attached to this Agreement.

9. Escrow Agent, in performing any of its duties hereunder, shall not incur any liability to anyone for any damages, losses or expenses, except for willful default, breach of trust, or gross negligence, and accordingly it shall not incur any such liability with respect to any action taken or omitted (1) in good faith upon advice of its counsel given with respect to any question relating to its duties and responsibilities under this Agreement, or (2) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which Escrow Agent shall in good faith believe to be genuine, and (3) to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement. You have no duty under this Agreement to ascertain or assure that the Company shall be in compliance with the terms and conditions of the offering of the Units.

                                   Ex. 10.1-2


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10. Company covenants to defend and indemnify Escrow Agent, its directors, officers, employees and agents harmless from any and all losses, liabilities, claims, damages, costs or expenses (including without limitation reasonable attorney's fees and disbursements) suffered or incurred by it arising out of or in connection with Escrow Agent's status as a party to and in the administration of this Agreement (including but not limited to the costs and expenses of defending against any claim of liability in connection therewith), or in connection with Escrow Agent's performance (excluding breach of trust, gross negligence or willful misconduct) of any of the obligations hereunder, or Escrow Agent's action pursuant to any instruction received by Escrow Agent from any party hereto reasonably believed by Escrow Agent to have been properly given hereunder, without the necessity of making any investigation with respect thereto. Escrow Agent shall not be required to defend legal proceedings which may be instituted against it with respect to the subject matter of this Agreement or any written instructions, unless requested to do so by Company and indemnified to Escrow Agent's satisfaction against the cost and expense of such defense. Escrow Agent shall not be requested to institute legal proceedings of any kind.

11. In the event of a dispute between the parties hereto or between any person or persons who have subscribed for Units and delivered an instrument of payment therefor and the Company, the Manager, or the Selling Agent, sufficient in Escrow Agent's discretion to justify doing so, it shall be entitled to tender into the registry or custody of any court of competent jurisdiction of the State of California all money or property in its custody or control under this Agreement, together with such legal pleadings as it shall deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement.

In the event of any uncertainty of Escrow Agent as to its duties hereunder, it may refuse to act under the provisions of this Agreement pending order of such court of competent jurisdiction and it shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court in California as it shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

12. All written notices and letters required hereunder to you shall only be effective if delivered personally or by certified mail, return receipt requested to Capitol City Escrow, Inc., 3838 Watt Avenue, Suite F-610, Sacramento, CA 95821. All written notices and letters required hereunder to the Manager or the Company shall only be effective if delivered personally or by certified mail, return receipt requested to MFP Management LLC, Steven M. Pontes, General Manager, 414 13th Street, Suite 400, Oakland, CA 94612. All written notices and letters required hereunder to the Selling Agent shall be only be effective if delivered personally or by certified mail, return receipt requested, to David Rice, Vice-president, Rice Pontes Capital, Inc., 2570 San Ramon Valley Blvd., Suite A201, San Ramon, CA 94583.

13. This Agreement shall be governed by the laws of the State of California as to both interpretation and performance.

14. The provisions of this Agreement shall be binding upon the legal representatives, successors and assigns of the parties hereto.

15. The Company hereby acknowledges that Escrow Agent is serving as escrow agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that Escrow Agent, by serving as escrow agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Units or the Company. The Company and Selling Agent further agree to instruct each of their representatives, and any other person who may offer Units to persons from time to time, that they shall not represent or imply that you have investigated the desirability or advisability of investment in the Units or the Company, or have approved, endorsed or passed upon the merits of the Units or the Company, nor shall they use your name in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that Escrow Agent has agreed to serve as escrow agent for the limited purposes herein set forth.

16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17. In the event that Escrow Agent receives Instruments of Payment (or wired funds) after the Required Proceeds have been received and the proceeds of the Escrow Account have been distributed to the Company, it is hereby authorized to deposit such Instruments of payment to any deposit account as directed by the Company. The application of said funds into a deposit account directed by the Company shall be a full acquittance to Escrow Agent and it shall not be responsible for the application of said funds.

18. Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

19. Indemnification provisions set forth herein shall survive the termination of this Agreement.

20. Upon acceptance and distribution of the Required Proceeds as provided in this Agreement, this Agreement shall terminate and the Escrow Agent shall have no further responsibility or liability with regard to the terms of this Agreement.

                                   Ex. 10.1-3


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21. The Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions, nor does it have any responsibility whatsoever to determine the authenticity or due authorization for the submission or signing of any Subscription Agreement.

22. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

Should at any time, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by notifying the Company in writing, by certified mail, and until (i) the acceptance by a successor escrow agent as shall be appointed by the Company; or (ii) thirty (30) days following the date upon which notice was mailed, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

23. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. The Company shall within 20 days designate a successor agent, and the Escrow Agent shall promptly deliver all funds, Short-term Investments and Instruments of Payment in its custody or control to the successor agent. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date all funds, Short-term Investments and Instruments of Payment held in the Escrow Account or otherwise under the custody or control of the Bank are distributed either (a) to the Company pursuant to paragraph 6 hereof, (b) to subscribers pursuant to paragraphs 3 and 7 hereof, or (c) to a successor escrow agent as described herein. The Company shall give notice of the name and address of the successor escrow agent to each subscriber.

24. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

Please sign and return two copies of this letter, which have been signed by the Company and the Selling Agent, to indicate your acceptance and agreement to the terms and conditions hereof.

                                     Sincerely yours,

                                     YOSEMITE MORTGAGE FUND II, LLC,
                                     a California limited liability company

                                     By:  MFP MANAGEMENT LLC,
                                          a California limited liability company

                                     By:  /s/ Steven M. Pontes, General Manager
                                          --------------------

Agreed to as of the 1st day of __________, 2002

                                     RICE PONTES, CAPITAL, INC.,
                                     a California corporation

                                     By:  /s/ Anthony Pontes, President
                                          ------------------

The terms and conditions contained above are hereby accepted and agreed to as of the ___ day of __________, 2002 by:

                                     CAPITOL CITY ESCROW, INC.,
                                     a California corporation

                                     By:  /s/ Donna M. Grady, President
                                          ------------------

Schedule A to Escrow Agreement

                                   Ex. 10.1-4